Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
          PeopleSupport, Inc.
          Los Angeles, California
          We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our reports dated March 2, 2006, relating to the consolidated financial statements, the effectiveness of PeopleSupport, Inc.’s internal control over financial reporting, and the schedule of PeopleSupport, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005.
          We also consent to the reference to us under the caption “Experts” in the Prospectus.

June 30, 2006	/s/ BDO Seidman, LLP
BDO SEIDMAN, LLP
Los Angeles, California